Exhibit 3.4

BLUEPRINT TECHNOLOGIES, INC.

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AMENDED AND RESTATED BYLAWS

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	Section 3.	Rate of Dividends	11
	Section 4.	Check Signatories	11
	Section 5.	Fiscal	11
	Section 6.	Corporate Seal	12

Article VIII	Amendments		12

	Section 1	Procedure	12

BLUEPRINT TECHNOLOGIES, INC.

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AMENDED AND RESTATED BYLAWS

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The Bylaws of Blueprint Technologies, Inc. are hereby amended and restated in their entirety as follows;

ARTICLE I

OFFICES

Section 1. The registered office of the corporation shall be in the Commonwealth of Virginia.

Section 2. The corporation may also have offices at such other places both within and without the Commonwealth of Virginia, as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Meetings of the shareholders shall be held in the principal office of the corporation or such other place, within or without the Commonwealth of Virginia, as the notice may specify.

Section 2. Annual meetings of shareholders shall be held during the twelfth (12th) month of the corporate fiscal or calendar year. At the meeting, the shareholders shall elect a board of directors to serve for the ensuing year and shall transact such other business as may properly be brought before the meeting in accordance with the provisions of the Virginia Stock Corporation Act, Title 13.1 and these bylaws.

Section 3. Annual meetings of the shareholders shall be called by the board of directors. Special meetings of the shareholders may be called by the board of directors, the president, the secretary or by the holders of not less than one-fifth of all the outstanding shares entitled to vote.

Section 4. Written or printed notice of the annual shareholders’ meeting or a special shareholders’ meeting shall be delivered to each shareholder of record entitled to vote at such meeting. At the direction of any party who is entitled by Section 3 of this Article to call a regular or special meeting of the shareholders, delivery of notice of a shareholders’ meeting shall be made either personally or by mail not less than ten days nor more than sixty days before the meeting; except that notice of a shareholders’ meeting to act on an amendment of the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to Section 13.1-724 of the Virginia Stock Corporation Act, or the dissolution of the corporation shall be given not less than twenty-five nor more than sixty days before the meeting date. Notice by mail shall be deemed to have been given at the time when same shall be mailed, with postage thereon prepaid, to the address appearing on the books of the corporation. Such notice shall state the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.

Section 5. Business transacted at any special meeting of shareholders shall be confined to the purposes stated in the notice thereof.

Section 6. A majority of the outstanding shares having voting power, represented in person or by proxy, shall constitute a quorum at meetings of shareholders except as otherwise provided by the Virginia Stock Corporation Act, Title 13.1, or by the articles of incorporation. If a meeting cannot be held because a quorum has not attended, then those present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such later meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally called.

Section 7. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting except when the question is one upon which an express provision of the Virginia Stock Corporation Act, Title 13.1, or of the articles of incorporation requires a different vote; then such express provision shall govern and control the decision of such question. However, in the election of directors, those receiving the greatest number of votes shall be deemed elected, though not receiving a majority.

Section 8. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders unless otherwise provided in the articles of incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution.

In all elections for directors, every shareholder who is entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by him, for as many persons as there are directors to be elected. Shareholders shall not have the right to cumulate their vote of said shares.

Section 9. Any action required by the Virginia Stock Corporation Act, Title 13.1, to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

DIRECTORS

Section 1. The number of directors of a corporation shall be not less than nor more than the number of directors designated in the Articles of Incorporation. The exact number of directors shall be fixed from time to time pursuant to a resolution adopted by the then serving directors. The directors shall be elected at the annual meeting of the shareholders, except as provided for in Section 2 of this article, and each director shall hold office for one year and until his successor is elected and qualified. Directors need not be shareholders.

Section 2. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual shareholders’ meeting or at a special shareholders’ meeting called for that purpose. Any vacancy occurring in the board of directors for any cause other than by reason of an increase in the number of directors may be filled by affirmative vote of a majority of the remaining directors, unless the articles of incorporation provide otherwise. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office and until his successor is elected and qualified.

Section 3. The business and affairs of the corporation shall be managed by its board of directors. The board may exercise such powers and lawful acts as are not reserved for the stockholders by the Virginia Stock Corporation Act, Title 13.1, or the articles of incorporation, or these bylaws.

Section 4. By affirmative vote of the majority of directors then in office, the board of directors may establish reasonable compensation for all directors for services rendered to the corporation as directors, officers, or otherwise.

In lieu of a stated salary, each director may be paid a fixed sum for attending each meeting of the board, and may be reimbursed for expenses incurred by such attendance. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

MEETINGS OF THE BOARD OF DIRECTORS

Section 5. Meetings of the board of directors, regular or special, may be held within or without the Commonwealth of Virginia.

Section 6. The first meeting of each newly elected board of directors shall be held without notice immediately following the annual meeting of the shareholders.

Section 7. Regular meetings of the board of directors may be held without notice at such time and place as shall from time to time be determined by the board of directors.

Section 8. Special meetings of the board of directors may be called by the president or the secretary upon the written request of a majority of the directors.

Section 9. Notice of special meetings of the board of directors shall be in writing (including telegraphic), and shall state the place, day and hour of the meeting. The purpose or purposes for which the meeting is called need not be specified.

The president or the secretary (or in their absence, an agent appointed by either of them) shall deliver such notice to each director, either personally or by mail, at least three days before the date of the meeting. Notice by mail shall be deemed to have been given at the time when same shall be mailed with postage thereon prepaid, to the address appearing on the books of the corporation.

Section 10. A majority of the directors shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. Meetings of the Board of Directors may be held by telephone conference. Participation of a director by telephone conference shall constitute attendance in person. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

EXECUTIVE COMMITTEE

Section 12. The board of directors, by resolution adopted by a majority of the entire board, may designate two or more directors to constitute an executive committee.

Section 13. The executive committee may exercise, to the extent provided by such resolution, all of the authority of the board of directors in the management of the business and affairs of the corporation.

The committee shall keep regular minutes of its proceedings and report the same to the board when required.

Section 14. Members of the executive committee may be allowed compensation and reimbursement for expenses incurred in attending committee meetings, in accordance with the provisions set forth for members of the board of directors in Article III, Section 4.

ARTICLE IV

NOTICES

Section 1. Notices to shareholders shall be in writing, and notices to directors shall be in writing or by telegram. Such notices to the shareholders shall be delivered in accordance with the provisions of Article II, Section 4 of these bylaws, and to the directors in accordance with Article III, Section 9.

Section 2. Whenever any notice is required to be given under the provisions of the Virginia Stock Corporation Act, Title 13.1, or the articles of incorporation or these bylaws, a waiver in writing, signed by the person or persons entitled to such notice, shall be deemed equivalent to the giving of such notice.

Such waiver need not specify the purpose or purposes of the meeting, but to be valid, it must be signed by each director or shareholder either before or after the meeting.

Section 3. A director’s attendance at a meeting of the board of directors shall automatically constitute a waiver of notice of such meeting, unless the director protests the lack of notice prior to or upon the commencement of the meeting.

ARTICLE V

OFFICERS

Section 1. The officers of the corporation shall consist of a president and a secretary, and may include one or more vice presidents and a treasurer, each of whom shall be elected by the board of directors. Any two or more offices may be held by the same person.

Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president and a secretary, and may also choose one or more vice presidents and a treasurer. No officer need be a member of the board of directors.

Section 3. The board of directors may elect or appoint such other officers, assistant officers and agents as it shall deem necessary who shall hold their offices for such terms and shall have such authority and perform such duties as shall be determined from time to time by the board.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors for the remaining term.

THE PRESIDENT

Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE PRESIDENTS

Section 8. The vice president, or if there shall be more than one, the vice presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and shall record all the proceedings of the meetings of the corporation in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested to by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest to the affixing by his signature.

Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 14. The assistant treasurer or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES FOR SHARES

Section 1. The shares of the corporation shall be represented by certificates signed by the president or a vice president and the secretary or an assistant secretary and sealed with the seal of the corporation. Such seal may be a facsimile. No certificate shall be issued for any share until such share is fully paid. Each certificate representing shares shall state that the corporation is organized under the laws of the Commonwealth of Virginia, the name of the person to whom issued, the number and class of shares which such certificate represents and either the par value of each share represented by such certificate or a statement that the shares are without par value. If the corporation shall be authorized to issue shares of more than one class, then information regarding the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued shall be available to stockholders in either of the following ways: (1) such information shall be stated in full or summary form upon the face or the back of each certificate, or (2) the certificate shall contain a statement that the corporation will furnish to any shareholder, upon request and without charge, a full or summary statement specifying (a) the designations, preferences, limitations, and relative rights of each class of authorized shares, (b) whether the corporation is authorized to issue any preferred or special class in series, (c) the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and (d) the authority of the shareholders/directors to fix and determine the relative rights and preferences of subsequent series. The limitations and restrictions upon the transferability of any certificate shall either be stated in full or in summary form upon the face or back of each certificate.

Section 2. Where certificates are countersigned by a transfer agent other than the corporation itself, or by an employee of the corporation, or by a transfer clerk and registered by a registrar, the signatures of the president or vice president and the secretary or assistant secretary upon such certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such officer had not ceased to hold office at the date of its issue.

LOST CERTIFICATES

Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificates for shares to have been lost or destroyed. When authorizing such issue of a new certificate or certificates, the secretary may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

TRANSFERS OF STOCK

Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE

Section 5. In order to determine those shareholders who are entitled to receive notice of or to vote at any meeting of the shareholders, or to determine those shareholders who are entitled to receive payment of any dividend, or in order to make a determination of shareholders for any proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but, in any case, not to exceed fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the stock transfer books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix, in advance, a date as the record date for any determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of the shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to receive notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

REGISTERED SHAREHOLDERS

Section 6. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by the Virginia Stock Corporation Act, Title 13.1.

ARTICLE VII

GENERAL PROVISIONS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1. The Corporation shall indemnify every director or officer, his heirs, executors, and administrators, against expenses reasonably incurred by him in connection with any action, suit, or proceedings to which he may be made a party by reason of his being, or having been, a director or officer of the Corporation, except in relation to matters as to which he shall be finally adjudged in such action, suit, or proceeding to be liable for gross negligence or misconduct; in the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Corporation is advised by counsel that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not be exclusive of other rights to which any other officer or director may be entitled.

DIVIDENDS

Section 2. The board of directors may declare and the corporation may pay dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its articles of incorporation.

Section 3. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for such other purposes as the directors shall think conducive to the interests of the corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Commonwealth of Virginia”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

AMENDMENTS

Section 1. The alteration, amendment, or repeal of these bylaws or the adoption of new bylaws shall be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting, provided that notice of the proposed alteration or amendment has been given to each director. Any action of the board of directors in adding to, altering, amending, repealing, or suspending these bylaws shall be reported to the stockholders at the next annual meeting and may be rescinded by a majority vote of all of the stock then outstanding and entitled to vote.

SECRETARY’S CERTIFICATE

THIS IS TO CERTIFY:

That I am the duly elected, qualified and acting secretary of Blueprint Technologies, Inc. and that the above and foregoing Amended and Restated Bylaws were adopted as the bylaws of said corporation by the Board of Directors pursuant to a resolution adopted on the 28 day of August, 1998.

IN WITNESS WHEREOF, I have hereunto set my hand this 28 day of August, 1998.

/s/ [ILLEGIBLE]
Secretary

COMMONWEALTH OF VIRGINIA
STATE CORPORATION COMMISSION

November 3, 1998

The State Corporation Commission has found the accompanying articles submitted on behalf of

BLUEPRINT TECHNOLOGIES, INC.

to comply with the requirements of law, and confirms payment of all related fees.

Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT AND RESTATEMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective November 3, 1998 at 11:28 AM.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By:	/s/ T. V. Morrison Jr.
Commissioner

AMENACPT

CIS20436

98-10-19-0503

CLINTON MILLER CHAIRMAN THEODORE V. MORRISON, JR. COMMISSIONER HULLIHEN WILLIAMS MOORE COMMISSIONER	WILLIAM J. BRIDGE CLERK OF THE COMMISSION P.O. BOX 1197 RICHMOND, VIRGINIA 23218-1197

STATE CORPORATION COMMISSION

November 3, 1998

MARYBETH RUAN NERADKA

GREENBERG TRAURIG ATTORNEY AT LAW

8180 GREENSBORO DR 8TH FL

TYSONS CORNER, VA 22102

RE:	BLUEPRINT TECHNOLOGIES, INC.
ID:	0480193 - 2
DCN:	98-10-19-0503

This is your receipt for $2,325.00 covering the fees for filing articles of amendment to change authorized shares of stock and articles of restatement with this office.

The effective date of the certificate of amendment and restatement is November 3, 1998.

Sincerely yours,

/s/ William J. Bridge
William J. Bridge Clerk of the Commission

AMENACPT

CIS20436

TYLER BUILDING, 1300 EAST MAIN STREET, RICHMOND, VA 23219-3630 TELECOMMUNICATIONS DEVICE FOR THE DEAF-TDD/VOICE. (804) 371-9206.

ARTICLES OF AMENDMENT AND RESTATEMENT

OF

BLUEPRINT TECHNOLOGIES, INC.

The undersigned, being the President of Blueprint Technologies, Inc., hereby certifies to the State Corporation Commission:

FIRST: The name of the corporation is Blueprint Technologies, Inc. (the “Corporation”).

SECOND: The Articles of Incorporation of the Corporation are hereby amended and restated in their entirety by striking out each article therein and inserting in lieu thereof the following:

ARTICLE I. The name of the corporation is Blueprint Technologies, Inc. (the “Corporation”)

ARTICLE II. The period of its duration is perpetual.

ARTICLE III. The purposes for which the Corporation is organized are:

(a)                     To engage in any act or activity for which corporations may be formed under the Virginia Stock Corporation Act.

(b)                    In general to have and exercise, without limitation, all the powers conferred now or hereafter by the laws of the Commonwealth of Virginia upon corporations formed under the Virginia Stock Corporation Act.

ARTICLE IV. The aggregate number of shares which the Corporation shall have authority to issue is Ten Million (10,000,000) shares of common stock, par value $0.01 per share.

ARTICLE V. Each share of common stock which is outstanding shall be entitled to one (1) vote on each matter which is submitted to a vote of the stockholders. The stockholders shall not be entitled to cumulate their shares in the election of directors. The Board of Directors is hereby expressly authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of common stock in series, and by filing a designation of common stock by an amendment to the Articles of Amendment and Restatement to the Articles of Incorporation pursuant to the Virginia Stock Corporation Act, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of the common stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the common stock.

ARTICLE VI. All matters brought before the shareholders for a vote, including but not limited to a plan of merger or share exchange, shall be approved by the affirmative vote of a majority of all shares entitled to vote on such matter, notwithstanding a greater vote may be required under the Virginia Stock Corporation Act.

ARTICLE VII. Provisions limiting or denying to stockholders of the Corporation the pre-emptive right to acquire additional shares of the stock of Corporation are:

No stockholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class or stock of the Corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion it shall deem advisable.

ARTICLE IX. The number of directors shall consist of not less than three (3) nor more than nine (9) directors. The exact number of directors shall be fixed from time to time pursuant to a resolution adopted by the affirmative vote of a majority of the then serving Directors in a manner provided by the Bylaws of the Corporation.

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ARTICLE X. The Corporation shall indemnify every director or officer, his heirs, executors, and administrators, against expenses reasonably incurred by him in connection with any action, suit, or proceedings to which he may be made a party by reason of his being, or having been, a director or officer of the Corporation, except in relation to matters as to which he shall be finally adjudged in such action, suit, or proceeding to be liable for gross negligence or misconduct; in the event of a settlement, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Corporation is advised by counsel that the person to be indemnified did not commit such a breach of duty. The foregoing right of indemnification shall not be exclusive of other rights to which any other officer or director may be entitled.

ARTICLE XI. Provisions for the regulation of the internal affairs of the Corporation are:

(a)                     All powers and authority of the Corporation shall be vested in and exercised by the Board of Directors.

(b)                    The Board of Directors shall have the power, without the consent or vote of the stockholders, to make, alter, amend, or repeal the bylaws of the Corporation.

(c)                     No contract or transaction between this Corporation and any of its directors, or between this Corporation and any other corporation, firm, association, or other legal entity, shall be invalid by reason of the fact that one or more directors of this Corporation has a direct or indirect interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that the interest of each such director shall have been disclosed to or known by the Board, and a majority of the disinterested members of the Board shall have

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nonetheless ratified and approved such contract or transaction. Such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given. If the vote of such interested director or directors is, or was, necessary for the approval of such contract or transaction, then such contract or transaction shall, with disclosure of the director’s or directors’ interest, be submitted for the approval or ratification of the stockholders.

(d)                    Stockholders shall not be permitted to cumulate their votes for the election of directors.

ARTICLE XII. The post office address of the current registered office of the Corporation is 7921 Jones Branch Drive, Suite 340, McLean, Virginia 22102. The name of the County in which the registered office is located is Fairfax. The name of the registered agent at such address is Jeanne O’Kelley, who is a resident of Virginia and a director of the Corporation.

ARTICLE XIII. In any proceeding brought by or in the right of the Corporation, there shall be no damages assessed against an officer or director arising out of a single transaction, occurrence, or course of conduct except that the liability of an officer or director shall not be limited if the officer or director engaged in willful misconduct or a knowing violation of the criminal law.

THIRD: The foregoing Articles of Amendment and Restatement to the Articles of Incorporation were deemed advisable by the directors of the Corporation and were duly approved by unanimous written consent of the Stockholders of the Corporation on Aug 28, 1998, in accordance with the Virginia Stock Corporation Act.

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The undersigned, being the President of the Corporation has executed these Articles of Amendment and Restatement on behalf of the Corporation and hereby acknowledges the foregoing to be the corporate act of said Corporation.

Date:

/s/ Jon Hopkins
Jon Hopkins
President

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BY-LAWS

OF

Blueprint Technologies, Inc.

ARTICLE I - OFFICES

The office of the Corporation shall be located in the City and State designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

ARTICLE II - MEETING OF SHAREHOLDERS

Section 1 - Annual Meetings:

The annual meeting of the shareholders of the Corporation shall be held within five months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

Section 2- Special Meetings:

Special meetings of the shareholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of ten per cent (10%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Law of the State of Virginia (“Corporation Law”).

Section 3 - Place of Meetings:

All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.

By-Laws 1

Section 4 - Notice of Meetings:

(a)   Written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten or more than fifty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to the Business Corporation Act, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

(b)   Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

Section 5 - Quorum:

(a)   Except as otherwise provided herein, or by statute, or in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the “Articles of Incorporation”), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

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(b)   Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.

Section 6 - Voting:

(a)   Except as otherwise provided by statute or by the Articles of Incorporation, any corporate action, other than the election of directors to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

(b)   Except as otherwise provided by statute or by the Articles of Incorporation, at each meeting of shareholders, each holder of record of shares of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation.

(c)   Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

(d)   Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders and such resolution so signed shall be inserted in the Minute Book of the Corporation under its proper date.

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ARTICLE III - BOARD OF DIRECTORS

Section 1 - Number, Election and Term of Office:

(a)   The number of the directors of the Corporation shall be one (1), unless and until otherwise determined by vote of a majority of the entire Board of Directors. The number of Directors shall not be less than three, unless all of the outstanding shares are owned beneficially and of record by less than three shareholders, in which event the number of directors shall not be less than the number of shareholders.

(b)   Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation, who need not be shareholders, shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

(c)   Each director shall hold office until the annual meeting of the shareholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal.

Section 2 - Duties and Powers:

The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved to the shareholders.

Section 3 - Annual and Regular Meetings; Notice:

(a)   A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders at the place of such annual meeting of shareholders.

(b)   The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

(c)   Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the

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manner set forth in paragraph (b) of Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

Section 4 - Special Meetings; Notice:

(a)   Special meetings of the Board of Directors shall be held whenever called by the President or by one of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b)   Notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as required by Section 8 of this Article III, need not specify the purpose of the meeting.

(c)   Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5 - Chairman:

At all meetings of the Board of Directors the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the President shall preside, and in his absence, a Chairman chosen by the Directors shall preside.

Section 6 - Quorum and Adjournments:

(a)   At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws.

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(b)   A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

Section 7 - Manner of Acting:

(a)   At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b)   Except as otherwise provided by statute, by the Articles of Incorporation, or these By-Laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorized in writing, by all of the directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

Section 8 - Vacancies:

Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

Section 9 - Resignation:

Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

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Section 10 - Removal:

Any director may be removed with or without cause at any time by the shareholders, at a special meeting of the shareholders called for that purpose, and may be removed for cause by action of the Board.

Section 11 - Salary:

No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 12 - Contracts:

(a)   No contract or other transaction between this Corporation and any other Corporation shall be impaired, affected or invalidated nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other Corporation, provided that such facts are disclosed or made known to the Board of Directors.

(b)   Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

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Section 13 - Committees:

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

ARTICLE IV - OFFICERS

Section 1 - Number, Qualifications, Election and Term of Office:

(a)   The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person, except the offices of President and Secretary.

(b)   The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c)   Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

Section 2 - Resignation:

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 - Removal:

Any officer may be removed, either with or without cause, and a successor elected by the Board at any time.

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Section 4 - Vacancies:

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board of Directors.

Section 5 - Duties of Officers:

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-laws, or may from time to time be specifically conferred or imposed by the Board of Directors. The President shall be the chief executive officer of the Corporation.

Section 6 - Sureties and Bonds:

In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Section 7 - Shares of Other Corporations:

Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders’ meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President, or such other person as the Board of Directors may authorize.

ARTICLE V - SHARES OF STOCK

Section 1 - Certificate of Stock:

(a)   The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder’s name and the number of shares, and shall be signed by (i) the Chairman of the Board or the President or a Vice President, and (ii) the Secretary or any Assistant Secretary, and may bear the corporate seal.

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(b)   No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c)   The Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 2 - Lost or Destroyed Certificates:

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3 - Transfers of Shares:

(a)   Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

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(b)   The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 - Record Date:

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding fifty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

ARTICLE VI - DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

ARTICLE VII - FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.

ARTICLE VIII - CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

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ARTICLE IX - AMENDMENTS

Section 1 - By Shareholders:

All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of directors.

Section 2 - By Directors:

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, by-laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article IX above-provided may alter, amend or repeal by-laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the by-laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

The undersigned Incorporator certifies the foregoing by-laws have been adopted as the first by-laws of the Corporation, in accordance with the requirements of the Corporation Law.

Date:	4/9/97

/s/ [Illegible]

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